Exhibit 99.1

Electronic Game Card Appoints Prominent Brand and Marketing Executive as Chief Executive Officer

Company appoints Board Director, Anna Houssels, as Vice President of Sales

NEW YORK, NY/LONDON – December 16, 2008 - Electronic Game Card, Inc. (OTCBB: EGMI) (“EGC”), announced today that Kevin Donovan will join the Company as its Chief Executive Officer, effective February 1, 2009.  Mr. Donovan has over 25 years experience in corporate branding and licensing with prominent entities such as the 2002 Winter Olympics, professional sports properties and entertainment media companies.  In addition, Anna Houssels, a current non-executive member of the Company’s Board of Directors, will join the Company’s executive management team as Vice President of Sales.

“Kevin Donovan is joining our Company at a very interesting time.  Lee Cole, who has acted as interim CEO over the past three years, has done a good job in turning this company around and successfully delivering to us a profitable business with a good cash balance and a huge market potential.  We thank Lee for his effective guidance and look forward to his continued contribution as a member of the Board of Directors,” commented Lord Steinberg, Executive Chairman of Electronic Game Card, Inc.  “As we enter this new exciting phase of our business model, we are focused on growing our revenues.  Kevin Donovan is a well-respected creative visionary and has a keen sense for securing new business opportunities through his vast professional network of industry leaders.  He is a major brand architect with the proven record of accomplishment.”

Kevin Donovan brings a wealth of creative brand building, business development acumen and an entrepreneurial spirit to Electronic Game Card, Inc.  Mr. Donovan most recently co-founded Planetwide Games, Inc. in 2004, a digital media company based on the patent-pending MashON social network applications platform that empowers consumers to interact with their favorite brands online.  At Planetwide Games, Mr. Donovan was instrumental in bringing high profile brands into significant partnership deals, including those with Marvel Entertainment, Electronic Arts, National Geographic, NBC Universal Pictures, and Paramount Studios to name a few.  Mr. Donovan also founded U4oria Discovery, Inc., a brand image development company, where he developed brand identity programs and product promotions for clients such as Subway Restaurants, Pearle Vision Centers, Kinko’s, Iceland Spring Water, NASCAR superstars and former Massachusetts Governor, Mitt Romney.  Previously, Mr. Donovan was managing director and vice president of marketing for Fotoball USA, Inc., a premier sports and entertainment marketer and manufacturer that was acquired by K2 Inc., the sporting goods and recreational products company with brands such as Rawlings, Shakespeare, K2, Pflueger and Atlas.  Mr. Donovan also served as president and CEO of Smoothie King Franchises, a privately held company of Smoothie Bars and Nutritional Lifestyle Centers based in the New Orleans.

While working on the 2002 XIX Winter Olympics, Mr. Donovan served as Director of Brand Image for the Salt Lake Organizing Committee, during which he was responsible for development of the entire look and feel of the Olympic Games including, the sales development and presentations, sales activation, education, and development process of the Brand Image program. He worked closely and coordinated with all 45 Organizing Committee functions in creating a global award-winning brand image. In addition, Mr. Donovan created the All-American SportPark, a 65 acre theme park on the strip in Las Vegas with Major League Baseball, NASCAR, and Callaway Golf. Donovan has also served as Senior Vice President of New Business Development for Saint Andrews Golf Corporation, the publicly traded parent company of All-American Sportpark. Currently, Mr. Donovan acts in multiple strategic advisory roles to the co-founder and President of Subway Restaurants, the number one franchise company with over 30,000 restaurants in 87 countries.

“Electronic Game Card is a highly unique and well protected technology.  Our technology affords us vast opportunities for new growth market potential in our six currently identified business segments of lotteries, gaming, promotions, toys & games, education, sports and beyond.  The current corporate hope is to accomplish a substantial penetration of the addressable market to exceed $100 million in annual revenues.  We believe this goal is highly achievable and I am very eager to begin working to accomplish our goal,” stated Kevin Donovan.

To further support Electronic Game Card’s sales initiative, the Company has also appointed Anna Houssels as Vice President of Sales, effective February 1, 2009.  Upon her transition to the new role, she will change her title as a non-executive director to that of executive director of the Company’s Board.  Ms. Houssels most recently was the general manager of international sales for Nakheel Corporation, a key entity of Dubai World and one of the largest real estate developers in the world.  While her responsibilities included international sales, she was instrumental in furthering the following joint ventures: The One&Only Cape Town Resort, a joint venture between Kerzner International and Nakheel; Mazagan Resort Morocco, a co-development project with Kerzner International and Nakheel; and W Koh Samui Retreat and Residences in Thailand, a joint development project with Amburaya Resorts Co. Ltd. and Nakheel.  In addition, Ms. Houssels oversaw VIP sales for CityCenter in Las Vegas, a $9.2 Billion mixed use real estate project developed as a joint venture between MGM Mirage and Dubai World.  In this capacity, she focused on expanding the sales network through VIP customers and referrals and liaising with MGM MIRAGE presidents and key executives, plus international and domestic casino marketing teams.  Her responsibilities included leading event sales nationally and internationally, and developing new sales leads through business-to-business channels, as well as professional and social personal network associations.

Anna Houssels is a member of the Board of Directors of Susan Dunn Inc., a world-renowned Luxury Spa Wear and Accessories company based in San Diego, California with significant presence in the five star hotel and resort industry.  Ms. Houssels also serves as a Director of LuxeGlobal, Inc., an international real estate company headquartered in Ranch Santa Fe, California specializing in world-class homes, yachts and planes.  In addition, Ms. Houssels and Joanne Lucia A.S.I.D.  have formed H&L Enterprises, an experienced International Design company with offices in California and Nevada specializing in designing, decorating and renovating homes nationally and internationally for over twenty years.  Ms. Houssels’ real estate company, Houssels Properties, Inc., also operates in California and Nevada and is a successful real estate firm focused on selling luxury residences to a local and a large international network.  Lord Steinberg commented, “Anna has consistently demonstrated a keen ability and enthusiasm to effectively market all types of products and has developed an extensive list of professional and Company associations and a high level of credibility with those that have transacted business with her.”

“I am looking forward to head up the sales effort of Electronic Game Card.  I believe my extensive contacts, in conjunction with Kevin’s vision and the Board’s guidance, will drive this company to a highly successful future,” stated Anna Houssels.

Contact:
Yvonne L. Zappulla
Managing Director
Grannus Financial Advisors, Inc.
Call 212-681-4108 or e-mail yvonne@grannusfinancial.com

or

Roger Holdom
Electronic Game Card, Inc.
Call 44 207 451 2480 or e-mail investor.relations@electronicgamecard.com

About Electronic Game Card. Inc.
Electronic Game Card Inc., (OTCBB: EGMI), develops, produces and markets innovative games to the promotional industry worldwide, toys and games, casinos and lottery.  The Company’s lead product is the EGC Electronic GameCard™, a unique credit card-sized pocket game combining patent-pending proprietary technology of interactive capability with “instant win” excitement.  The "EGC Electronic GameCard™" can be programmed to suit a variety of gaming and promotion applications.

EGMI's client base is across the $100 billion global market of, sales promotion, gaming and casinos, Indian gaming and state and national lotteries markets. EGMI develops sales and marketing relationships with agents and distributors globally and currently has agents and distributors in North America, United Kingdom, Ireland, Mexico, Italy, Sweden, Norway, Denmark, Finland, South Africa Australia, New Zealand and Japan.

For further information please visit www.electronicgamecard.com

February 2008, Electronic GameCard™ received Gaming Laboratory International approval for security and product robustness.  In July 2005, the Public Gaming Research Institute (PGRI) named the Electronic GameCard™ as a 2005 Lottery Product of the Year.

Certain statements in this news release may constitute “forward-looking” statements within the meaning of section 21E of the Securities and Exchange Act of 1934.  The Company believes that its expectations, as expressed in these statements are based on reasonable assumptions regarding the risks and uncertainties inherent in achieving those expectations.  These statements are not, however, guarantees of future performance and actual results may differ materially.  Risk factors are listed in the most recent Annual Report on Form 10-KSB and Quarterly Report on Form 10-QSB filed with the Securities and Exchange Commission.